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                                                                   EXHIBIT 5.1

                                  July 20, 1999


Cutter & Buck Inc.
2701 First Avenue
Suite 500
Seattle, WA  98121

Dear Sir/Madam:

We have acted as counsel to Cutter & Buck Inc. (the "Company") in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, which the Company has filed with the Securities and Exchange Commission with respect to 1,700,000 shares (the "Company Stock") of the Company's common stock, no par value (the "Common Stock"), to be offered by the Company, together with an additional 255,000 shares if and to the extent the Underwriters exercise an over-allotment option granted by the Company (the "Over-allotment Shares").
The Company Shares and the Over-allotment Shares are together referred to as the "Shares."

We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. Based on the foregoing, we are of the opinion that upon the happening of the following events:

(a) filing of any amendments to the Registration Statement and the effectiveness of the Registration Statement, and

(b) due execution by the Company and registration by its registrar of the Shares, and the sale of the Shares as contemplated by the Registration Statement and in accordance with the aforesaid governmental authorizations, and the resolutions adopted by the Board of Directors of the Company, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

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July 20, 1999
Page 2

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm in the Prospectus of the Registration Statement under the heading "Legal Matters."



                                        LANE POWELL SPEARS LUBERSKY LLP

                                        /s/ Lane Powell Spears Lubersky LLP